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                                                                   EXHIBIT 11

                 Exhibit 11 - Computation of Per Share Earnings

                            RYKA Inc. and Subsidiary
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
                                          THREE MONTHS ENDED                    NINE MONTHS ENDED
                                             September 30,                        September 30,
                                       1995               1994               1995              1994
                                    -----------------------------         -----------------------------
PRIMARY:

Weighted average number of
common shares outstanding           39,541,437         23,940,406         30,830,241         23,877,509

Net effect of dilutive stock
options and warrants (based
on the Treasury Stock
Method using average
market price)
                                     3,834,055                 --                 --            493,866
                                  ------------       ------------        -----------        -----------
Total                               43,375,492         23,940,406         30,830,241         24,371,375
                                  ============       ============        ===========        ===========

Net income (loss):
Income (loss) before
 extraordinary item               ($   482,772)      ($    59,659)       ($4,632,803)       $    95,702
Extraordinary item                   1,650,256                 --          1,650,256                 --
                                  ------------       ------------        -----------        -----------

Net income (loss)                  $ 1,167,484       ($    59,659)       ($2,982,547)       $    95,702
                                  ============       ============        ===========        ===========
Net income (loss) per share:
Income (loss) before
 extraordinary item                      ($.01)             $0.00              ($.16)             $0.00
Extraordinary item                         .04               0.00                .06               0.00
                                         -----              -----              -----              -----

Net income (loss) per share               $.03              $0.00              ($.10)              0.00
                                         =====              =====              =====              =====
FULLY DILUTED:
Weighted average number of
common shares outstanding           39,541,437         23,940,406         30,830,241         23,877,509

Net effect of dilutive stock
options and warrants (based
on the Treasury Stock
Method using the quarter-
end market price, if greater
than the average market
price)                               3,834,055                 --                 --            525,882
                                  ------------       ------------        -----------        -----------

Total                               43,375,492         23,940,406         30,830,241         24,403,391
                                  ============       ============        ===========        ===========
Net income (loss):
Income (loss) before
 extraordinary item               ($   482,772)      ($    59,659)       ($4,632,803)       $    95,702
Extraordinary item                   1,650,256                 --          1,650,256                 --
                                  ------------       ------------        -----------        -----------

Net income (loss)                  $ 1,167,484       ($    59,659)       ($2,982,547)       $    95,702
                                  ============       ============        ===========        ===========
Net income (loss):
Income (loss) before
 extraordinary item                      ($.01)             $0.00              ($.16)             $0.00
Extraordinary item                         .04               0.00                .06               0.00
                                         -----              -----              -----              -----

Net income (loss) per share               $.03              $0.00              ($.10)              $0.00
                                         =====              =====              =====               =====
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